Wyoming Secretary of State
Herschler Building East, Suite 101
122 W 25th Street
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Email: Business@wyo.gov

WY Secretary of State
FILED: 09/07/2021 02:58 PM
Original ID: 2020-000906651
Amendment ID: 2021-003315265

Profit Corporation
Articles of Amendment

1. Corporation name:
(Name must match exactly to the Secretary of State's records.)

World Mobile Holdings, Inc.

2. Article number(s) 1, 10 and 11 is amended as follows:
***See checklist below for article number information.**

Article 1. Corporation Name is Alpha One, Inc.

Article 10. The aggregate number of shares of all classes of stock which the corporation shall have authority to issue is 500,000,000: 450,000,000 common, par value $0.001, and 50,000,000 preferred, par value $0.001, which may be divided into and issued in series, by action of the Board of Directors by filing an Articles of Amendment.

Upon effectiveness (the "Effective Time") pursuant to the Wyoming Corporation Law of this Certificate of Amendment to the Articles of Continuance of the Corporation, each one hundred (100) shares of Common Stock issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock (the "Reverse Stock Split"). No fractional shares shall be issued in connection with the Reverse Stock Split.

3. If the amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself which may be made upon facts objectively ascertainable outside the articles of amendment.

4. The amendment was adopted on 04/26/2021
(Date – mm/dd/yyyy)

RECEIVED AUG 2 2021 WYOMING SECRETARY OF STATE

5. Approval of the amendment: *(Please check **only one** appropriate field to indicate the party approving the amendment.)*

☐ **Shares were *not* issued** and the board of directors or incorporators have adopted the amendment.

OR

☐ **Shares were issued** and the board of directors have adopted the amendment *without shareholder approval*, in compliance with W.S. 17-16-1005.

OR

☑ **Shares were issued** and the board of directors have adopted the amendment *with shareholder approval*, in compliance with W.S. 17-16-1003.

Signature: [signature] **Date:** 08/12/2021

(May be executed by Chairman of Board, President or another of its officers.) *(mm/dd/yyyy)*

Print Name: Shuhua Liu

Title: CEO

Contact Person: Scott Kline

Daytime Phone Number: 949.271.6355

Email: scott@ klinelg.com

*(**An email address is required.** Email(s) provided will receive important reminders, notices and filing evidence.)*

Checklist

☐ ***Filing Fee: $60.00*** Make check or money order payable to Wyoming Secretary of State.

☐ **Processing time is up to 15 business days** following the date of receipt in our office.

☐ *Refer to original articles of incorporation to determine the specific article number being amended or use the next number in sequence if you are adding an article. ***Article number(s) is not the same as the filing ID number.***

☐ Please mail with payment to the address at the top of this form. **This form cannot be accepted via email.**

☐ Please review the form prior to submission. **The Secretary of State's Office is unable to process incomplete forms.**

STATE OF WYOMING
Office of the Secretary of State

I, EDWARD A. BUCHANAN, Secretary of State of the State of Wyoming, do hereby certify that the filing requirements for the issuance of this certificate have been fulfilled.

CERTIFICATE OF NAME CHANGE

Current Name: **Alpha One, Inc**
Old Name: **World Mobile Holdings, Inc.**

I have affixed hereto the Great Seal of the State of Wyoming and duly executed this official certificate at Cheyenne, Wyoming on this **7th** day of **September, 2021**


GREAT SEAL OF THE STATE OF WYOMING
EQUAL RIGHTS

Filed Date: 09/07/2021

Edward A. Buchanan
Secretary of State

By: Victoria Buckendorf